Exhibit 99

NEWS
Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Conference Call On the Web

Main Street Banks, Inc. Announces Its 2005 First Quarter Earnings

Conference Call on the Web; Live and Archived Conference Call

Notification

ATLANTA, April 6, 2005/ PRNewswire — FirstCall – Main Street Banks, Inc. announced today that it will release first quarter results prior to the market opening on Wednesday, April 20, 2005.

In conjunction with the First Quarter 2005 Earnings Release from Main Street Banks, Inc. (NASDAQ: MSBK), you are invited to listen to its conference call that will be broadcast live over the Internet on Wednesday, April 20 at 10:00 am Eastern Daylight Time (EDT).

What:	Main Street Banks, Inc. 1st Quarter 2005 Earnings Release Conference Call

When:	Wednesday, April 20 @ 10:00 am EDT

Where:

Live via the Internet and Windows Media Player

http://www.mainstreetbank.com to conference in via the web. Then click “1st Quarter 2005 Earnings Release Conference Call on the Web”.

Live via telephone

1-800-540-0559 (inside US) or 785-832-1508 (outside US) to conference in via telephone. When asked for the conference ID, simply tell the operator “MAINSTREET”.

Contact:	Tracy Trimble, 770-385-2448

Beginning April 21, and for a limited time thereafter, listeners may access archived versions of the presentation on the Investor Relations section of www.mainstreetbank.com and at 1-800-839-0866 (inside US) or 402-220-0662 (outside US).

About Main Street

Main Street Banks, Inc., a $2.3 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities. Main Street is the largest and highest performing community banking organization in the Atlanta metropolitan area.

SOURCE: Main Street Banks, Inc.

http://www.mainstreetbank.com